SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated the 19th day of February, 2014

AMONG: SunVault Energy, Inc., a Nevada Corporation
(the "Vendor")

-and-

1454004, Alberta Ltd., an Alberta corporation ("1454004")

-and-

Albert Klyne and Family (the "Purchasers")

WHEREAS the Purchasers is the owner of one hundred per cent (100%) shares in the capital of 145004;

AND WHEREAS the Vendor has agreed to sell and the Purchasers have agreed to purchase **thirty per cent (30%) of the issued and outstanding shares of the Vendor (the "Purchased Shares")** on the terms and conditions set forth in this Agreement;

AND WHEREAS 1454004 owns fifty per cent (50%) of CleanGen, Inc., an Alberta Corporation (CleanGen) shares;

NOW THEREFORE in consideration of the premises and the mutual promises, and in consideration of the representations, warranties and covenants contained in this Agreement, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

DEFINITIONS

1) The following terms and expressions shall have, for all purposes of this Agreement, the meaning set out below:

   a) "Agreement" means this agreement and all amendments made to this Agreement by further written agreement among the parties;

   b) "Assets" means those assets of CleanGen more particularly described in Schedule "H", and include, without limitation all the equipment, inventory, accounts receivable, office furniture, proprietary information, business machines, exclusive rights and Intellectual Property;

   c) "Closing Date" means that mutually acceptable date which in any event shall not be later than, Feb 21 2014;

   d) "Effective Date" means the Closing Date;

   e) "Leases" means any lease in respect of which CleanGen is a party to or has any obligations to;

f) "Financial Statements" means the balance sheet as of December 31, 2013 and the statement of income, retained earnings and changes in the financial position of CleanGen for the year ended December 31, 2013;

g) "Laws" shall mean:

i) all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulation, and municipal by-laws, whether domestic, foreign or international;

ii) all judgments, orders, writs, injunctions, decisions, rulings, decrees, and awards of any governmental authority or body; and

iii) all policies, practices, and guidelines or any governmental authority or body which, although not actually having force of law, are considered by such governmental authority or body as requiring compliance as if having the force of law,

in each case binding or affecting the party referred to in the context in which such word is used, and "Law" shall mean any one of them;

h) "Material Adverse Change" means a loss of business reputation, the termination of an officer or a marketing representative, a lawsuit or regulatory action against CleanGen, or the customer termination of a service contract that has not been completed by the CleanGen, in any case where such event would materially impede the transactions contemplated hereby or would have a material adverse effect on the business or operation of CleanGen.

i) "Material Contracts" means the contracts, agreements and arrangements described in Schedule "B" to this Agreement;

j) "Permitted Encumbrances" means:

i) liens for taxes, assessments or governmental charges not yet due or delinquent or the validity of which is being contested in good faith;

ii) liens arising in connection with workers' compensation, unemployment insurance, pension, employment or other social benefits laws or regulations, provided that no amounts are due or delinquent thereunder;

iii) undetermined or inchoate liens and charges incidental to construction or current operations which relate to obligations not due or delinquent;

iv) liens arising by operation of law such as builders' liens, carriers' liens, materialmens' liens and other liens of a similar nature which relate to obligations not due or delinquent; and

v) the provisions of the Leases and Material Contracts.

k) "Purchased Shares" means the entire legal and beneficial right, title, estate, and interest of the Vendor in and to thirty percent (30%) of the issued and outstanding shares in the capital of the Vendor;

l) "Purchase Price" has the meaning attributed to it in Section 3 hereof;

m) "Purchasers" means Albert Klyne or assignees;

n) "Person" shall include individuals, partnerships, associations, trusts, firms, unincorporated organizations and corporations;

o) "Schedules": this Agreement has the following schedules [illegible] GM AK

1) Schedule "A" : CleanGen Material Contracts ;
2) Schedule "B" : CleanGen Leases;
3) Schedule "C" : CleanGen Financial Statement;
4) Schedule "D" : CleanGen Licences;
5) Schedule "E" : CleanGen Banks & Financial Institutions;
6) Schedule "F" : Secured and unsecured Loan Agreement
7) Schedule "G" : CleanGen Assets
8) Schedule "H" : CleanGen outstanding shareholder and contract issues that could effect revenue or create a claim(s) against CleanGen or 1454004 Alberta Ltd;
9) Schedule "I" : CleanGen and 1454004, Alberta Ltd. outstanding share options.

p) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, assessments, reassessments or other charges of any kind imposed by any governmental authority or taxing authority, together with all interest, penalties, fines, losses, damages, liabilities, expenses, additions to tax or additional amounts or costs with respect thereto, including taxes or other charges on or in the nature of income, franchises, concessions, property, capital, interest, capital gains, payroll, employment, social security, workers' compensation; excise, withholding, ad valorem, stamp, transfer, value added, goods and services; license registration or documentation fees, or customs duties, tariffs, or similar charge;

q) "Tax Return" means any report, return or filing with respect to Taxes;

r) "Undisclosed Liabilities" means any monies owing by, or any liabilities of, CleanGen to any Person which are not disclosed in the Financial Statements;

s) "Vendor" means collectively SunVault Energy, Inc;

t) "Working Capital" means the amount by which current assets exceeds current liabilities, all as determined in respect of CleanGen in accordance with generally accepted accounting principles and in accordance with prior practice for CleanGen.

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u) "Secured Loan" means the loan to be secured with the shares of 1454004 or CleanGen.

The division of this Agreement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement" and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement and include any agreement supplemental to this Agreement. Unless something in the subject matter or context is inconsistent with this Agreement, references in this Agreement to sections are to sections of this Agreement.

In this Agreement words meaning the singular number only shall include the plural and vice versa, words meaning the masculine gender shall include the feminine and neuter genders and vice versa.

TERMS AND CONDITIONS OF PURCHASE

2) The Vendor agrees to sell, assign, convey, and transfer the Purchased Shares to the Purchasers, and the Purchasers agree to purchase the Purchased Shares from the Vendor for the Purchase Price, on the Closing Date, on the terms and conditions set out in this Agreement.

3) Subject to any adjustment as specifically provided herein, the Purchase Price shall be One Hundred percent (100 %) of the shares of 1454004, payable as follows:

   a) Delivery to the Purchasers of nineteen million, five hundred thousand (19,500,000) Common Shares of the Vendor on the Closing Date; AF GM

4) The Purchasers will provide the Vendor with a balance sheet for CleanGen as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet will be prepared on a basis consistent with the respective balance sheets contained in the Financial Statements and in accordance with generally accepted accounting principles. The Vendor shall be entitled to review the preparation of the Closing Balance Sheet and the Vendor and its accountant shall be entitled to have access to and to receive copies of the working papers for the Closing Balance Sheet prior to its issuance.

5) In the event of a Material Adverse Change in the financial condition of CleanGen, the Vendor shall have the option to rescind this Agreement and not complete the purchase, in which event the Vendors and the Purchasers will be released from all obligations hereunder.

6) Subject to the fulfillment of all the terms and conditions hereof, including approval of regulatory authorities, the legal and beneficial title to the Purchased Shares shall transfer and vest in the Purchasers effective as of the Closing Date.

MANAGEMENT OF THE VENDOR

7) The Purchasers may appoint two (2) members to the Board of Directors of the Vendor at their discretion.

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REPRESENTATIONS AND WARRANTIES OF THE VENDORS

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8) The Vendor represents and warrants to the Purchasers and acknowledges that the Purchasers are relying upon the following representations and warranties:

a) such Vendor has full power and authority to execute, deliver and perform his or her respective obligations under this Agreement, and this Agreement constitutes a valid and legally binding obligation of such Vendor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, preference, reorganization, moratorium and other similar laws affecting creditors' rights generally and the discretion of the courts with respect to equitable or discretionary remedies and defences;

b) the Purchased Shares supplied by such Vendor are free and clear of all security interests, encumbrances, charges, and other third party rights and interests of every nature and kind including, without limiting the generality of the foregoing, any existing or contingent statutory rights, obligations, liabilities or transfer impediments;

c) there are no outstanding warrants, options, or other rights to acquire the Purchased Shares supplied by such Vendor or any portion of the Purchased Shares supplied by such Vendor, and without limiting the generality of the foregoing, no person has any option or right (whether at law, pre-emptive, contractual, equitable or otherwise) capable of becoming an agreement to purchase from such Vendor all or any portion of the Purchased Shares;

d) the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and provisions of this Agreement do not and will not:

i) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by any agreement, instrument, lease, licence, permit or authority to which such Vendor is a party or is subject or by which such Vendor is bound,

ii) result in the creation of any lien, charge or encumbrance or other right in favour of a third party against the Purchased Shares supplied by such,

iii) give to others any material interest or right, including rights of purchase, termination, cancellation or acceleration with respect to the Purchased Shares supplied by such Vendor, or

iv) violate any provision of any law, statute or regulation or any judicial, administrative or governmental order, award, judgment, ruling or decree binding on or applicable to such Vendor, the Purchased Shares owned by such Vendor, or the rights or interests of such Vendor in the Purchased Shares supplied by him or her;

e) there is not, and will not be, as of the Closing Date, any judicial, administrative or governmental action, claim, proceeding, suit or investigation in progress or pending or threatened which may materially affect the value of the Purchased Shares supplied by such Vendor or which may affect the ability of such Vendor to consummate the transactions contemplated by this Agreement;

f) there are no charges, judgments, orders, writs, decrees or injunctions in existence, contemplated or threatened, against or in respect of the Purchased Shares of such Vendor,

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or which may affect the ability of such Vendor to consummate the transactions contemplated by this Agreement;

g) such Vendor has done no act or thing, nor has he or she omitted to do any act or thing by which the title to, or right or interest of, such Vendor in the Purchased Shares supplied by him or her may be cancelled, terminated or in any way diminished;

h) except for any required consent of the board of directors of the Vendor and any corporate resolutions, such Vendor is not obligated to obtain the consent of any person or to provide notice to any person with respect to the transactions contemplated by this Agreement, nor do the transactions contemplated by this Agreement give rise to any rights of first refusal or pre-emptive, preferential or similar rights of purchase or violate any provision of a shareholder agreement of the Vendor; and

i) such Vendor is not a "non-resident" within the meaning of the Act.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

9) The Purchasers represent, warrant and acknowledge to the Vendor that the Vendor is relying upon the following representations and warranties as set out:

a) CleanGen and 1454004 are duly incorporated, valid and subsisting corporations under the laws of the Province of Alberta and have the requisite corporate power and authority to own their assets and to conduct their business as it is now being conducted and they are also duly qualified to carry on business in each jurisdiction in which the nature of their business makes such qualification necessary

b) there are no material actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of CleanGen or 1454004 instituted, pending, or, to the knowledge of the Purchasers threatened against or affecting the Purchaser at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the knowledge of the Purchasers threatened, against the Purchasers which would prevent or materially hinder the consummation of the transactions contemplated by this Agreement other than those disclosed in schedule "H" - to be provided prior to closing. GM

c) the Purchasers have full right, power and authority to enter into this Agreement with the Vendor and to consummate the transaction contemplated by this Agreement;

d) this Agreement has been properly authorized, executed and delivered by the Purchasers and constitutes a legal, valid and binding agreement of the Purchasers, enforceable against the Purchasers in accordance with its terms, subject to the applicable laws of bankruptcy, insolvency, laws that generally affect creditors rights;

COVENANTS OF THE VENDOR

10) On or before the Closing Date, the Vendor shall deliver the following to the Purchasers:

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a) share certificates of the Vendor representing the Purchased Shares, duly signed off in blank on the reverse side of the share certificates by the Vendor as of the Closing Date;

b) certified resolution of directors of the Vendor approving the transfer of the Purchased Shares to the Purchaser by the Vendor, duly executed by an authorized officer of the Vendor as of the Closing Date;

c) such further and other documents or resolutions as may be necessary or desirable to duly transfer the Purchased Shares to the Purchasers in accordance with the intent of this Agreement.

11) The Vendor shall from time to time after Closing Date, at the request of the Purchasers but without further consideration, execute and deliver all such further and additional instruments, notices, releases, and documents and do and perform all such further acts and things as may be necessary or desirable to fully carry out the intent of this Agreement.

COVENANTS OF THE PURCHASERS

12) The planning, decision making and control in CleanGen will continue in a manner consistent with past practices until the Closing Date. Except in the ordinary course of business, the Corporation will not make any commitment or expenditure, or dispose of any material assets.

13) The Purchasers agree to indemnify the Vendor against:

a) any and all claims, actions, causes of action, liabilities, losses, damages, costs, charges, expenses, legal fees and disbursements, fines and penalties which the Vendor may suffer, incur, or be liable for, directly, or indirectly, in consequence of a breach of any of the representations and warranties of the Purchasers; and

b) any and all claims, actions, causes of action, liabilities, losses, damages, costs, charges, expenses, legal fees and disbursements, fines and penalties, arising from actions of the Purchasers at any time subsequent to the Closing Date and which are imposed upon the Vendor under or by virtue of the laws of any jurisdiction.

14) All charges, fees, commission, expenses or other remuneration payable to brokers, agents or other intermediaries who acted for the Purchasers in connection with the transactions contemplated by this Agreement shall be for the sole account of and be paid by the Purchasers.

15) On or before the Closing Date, the Purchasers shall deliver the following to the Vendor:

a) a copy of the resolutions of the directors of 1454004 authorizing the transactions contemplated by this Agreement duly executed by an authorized officer of the 1454004;

b) share certificates of 1454004 representing the Purchased Shares, duly signed off in blank on the reverse side of the share certificates by the Purchasers as of the Closing Date;

c) The Purchasers shall from time to time after Closing Date, at the request of the Vendor but without further consideration, execute and deliver all such further and additional

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instruments, notices, releases and documents and do and perform all such further acts and things as may be necessary or desirable to fully carry out the intention of this Agreement.

GENERAL

16) This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and cancels and supersedes any prior understandings and agreements between the parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set out in this Agreement.

17) Any notice to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail, by transmittal by fax or by electronic mail addressed to the recipient as follows:

a. To the Purchasers at:

b. P.O. Box 269 Enoch AB T7X-3Y3

To the Vendor at:

107 Portside Court, Kelowna, BC V1V 1T2

or to such other address, fax number, e-mail address or individual as may be designated by notice given by either party to the other. Any communication given by fax or email shall be conclusively deemed to have been given on the day of successful transmittal. If the party giving any notice knows or ought reasonably to know of any difficulties with any method of delivery, notice shall be given by another method.

18) If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part of a provision and the remaining part of such provision and all other provisions shall continue in full force and effect.

19) This Agreement may be executed in several counterparts and by facsimile, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

20) Neither party may assign any rights or obligations under or in respect of this Agreement.

21) Time shall be of the essence of this Agreement.

22) Except as specified herein, each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants and financial advisors.

23) No waiver by either party shall be effective unless in writing, and a waiver shall affect only the matter specifically identified in the writing granting such waiver and shall not extend to any other matter.

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24) Each party shall, from time to time and without additional consideration, perform all acts and execute and deliver all documents required to carry out and give full effect to the terms of this Agreement.

25) The provisions of this Agreement shall survive the completion of the sale of the Purchased Shares and shall not merge in any transfer or other document or instrument executed or delivered pursuant to this Agreement. Without limiting the generality of the foregoing, the liability of a party for any breach of any of its representations, warranties, covenants, agreements or other obligations hereunder prior to the completion of the sale of the Purchased Shares shall not be extinguished or in any manner diminished by such completion.

26) This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the parties hereto agree to submit to the exclusive jurisdiction of the courts of said province for the purpose of such construction and enforcement.

27) Any dispute arising out of or concerning this Agreement shall be settled exclusively and finally by arbitration. The arbitration shall be conducted and finally settled by three (3) arbitrators in accordance with the Commercial Arbitration Rules of the Canadian Foundation for Dispute Resolution in effect on the effective date of this Agreement, or such other rules as may be agreed by the parties hereto. The Purchasers and Vendor shall each select an arbitrator in accordance with such rules.

28) This Agreement shall be binding upon and shall enure to the benefit of the parties hereof, their respective representatives, heirs, executors, administrators, successors and assigns. Nothing herein, expressed or implied, is intended to confer upon any person, other than the parties hereto and their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, all on the day and year first above written.

Albert Klyne

Per: ______________________________
Albert Klyne

SunVault Energy Inc.

Per: ______________________________
Gary Monaghan, CEO